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                                                             Exhibit 99.906 Cert

                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of Dimensional Emerging Markets Value Fund Inc., a Maryland corporation (the "Registrant"), each certify that:

   1. The Registrant's periodic report on Form N-CSR for the period ended November 30, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

   2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By: /s/David G. Booth
    -------------------
    David G. Booth
    Principal Executive Officer
    Dimensional Emerging Markets Value Fund Inc.


Date:    2/3/04
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By: /s/ Michael T. Scardina
    ------------------------
    Michael T. Scardina
    Principal Accounting Officer
    Dimensional Emerging Markets Value Fund Inc.


Date:    2/3/04
       -------------